Exhibit 99.1
PRESS RELEASE
Mid Penn Bancorp, Inc.
2407 Park Drive
Harrisburg, PA 17110
1-866-642-7736
CONTACTS

Rory G. Ritrievi Chair, President & Chief Executive Officer	Allison S. Johnson Chief Financial Officer
MID PENN BANCORP, INC. REPORTS THIRD QUARTER EARNINGS
AND DECLARES DIVIDEND

October 25, 2023 – Harrisburg, PA – Mid Penn Bancorp, Inc. (NASDAQ: MPB) ("Mid Penn"), the parent company of Mid Penn Bank (the "Bank") and MPB Financial Services, LLC, today reported net income available to common shareholders ("earnings") for the quarter ended September 30, 2023, of $9.2 million, or $0.56 per diluted common share.

Key Highlights of the Third Quarter of 2023

•Organic loan growth for the third quarter of 2023 was $111.1 million, or 10.9% (annualized), from the second quarter of 2023.

•Organic deposit growth for the quarter ended September 30, 2023 was $94.9 million, or 8.8% (annualized), from the second quarter of 2023.

•Credit quality strengthened during the third quarter of 2023 with nonperforming assets declining $1.6 million from June 30, 2023.

“The third quarter of 2023 was a challenging one for Mid Penn, mostly due to external forces beyond our control. Chief among them was an inverted yield curve throughout the quarter that had our base borrowing rate, the effective funds rate, higher than our base lending rate, the 5-year Treasury. As a consequence, maintaining a respectable net interest margin was extremely difficult, as evidenced by additional compression in that metric,” Chair, President, and CEO Rory G. Ritrievi said.

Ritrievi added, “The residential mortgage business, a significant portion of our noninterest revenues, continues to be impacted by elevated rates, which have dampened productivity across the country. Our ongoing response to these pressures is to find expense cuts throughout the company that will help us preserve net income for not only the fourth quarter of 2023 but also fiscal year 2024. We take these measures while also focusing on the positive aspects of the third quarter, which were: significant organic growth on both sides of the balance sheet, a continuous improvement in our asset quality metrics, and continued growth in shareholder equity.”

For the third quarter of 2023, the Board is pleased to announce a quarterly cash dividend of $0.20 per share of common stock, which was declared at its meeting on October 25, 2023, payable on November 27, 2023, to shareholders of record as of November 10, 2023.
(1)Non-GAAP financial measure. Refer to the calculation on the section titled “Reconciliation of Non-GAAP Measures” at the end of this document.

Net Interest Income
For the three months ended September 30, 2023, net interest income was $37.5 million compared to net interest income of $36.4 million for the three months ended June 30, 2023, and $39.4 million for the three months ended September 30, 2022. The tax-equivalent net interest margin for the three months ended September 30, 2023, was 3.16% compared to 3.29% for the second quarter of 2023, and 3.92% for the third quarter of 2022, a 13 and 76 basis point ("bp") decrease, respectively, compared to the prior quarter and the same period in 2022.

The yield on interest-earning assets increased to 5.35% for the quarter ended September 30, 2023, from 5.10% for the quarter ended June 30, 2023, and 4.28% for the quarter ended September 30, 2022. These increases were due to assets continuing to reprice at higher rates during the third quarter of 2023. Increased yields on interest-earning assets were more than offset by increases in funding costs for the third quarter of 2023 with overall cost of interest-bearing liabilities increasing to 2.79% during the third quarter of 2023, compared to 2.35% at June 30, 2023, and 0.48% at September 30, 2022.
For the nine months ended September 30, 2023, net interest income increased $700 thousand to $110.0 million compared to net interest income of $109.3 million for the same period of 2022.

Average Balances

Average loans increased $244.8 million to $4.1 billion at September 30, 2023, compared to $3.8 billion at June 30, 2023, and $3.2 billion at September 30, 2022. Average deposits were $4.4 billion for the third quarter of 2023, reflecting an increase of $303.5 million, or 7.5%, compared to total average deposits in the second quarter of 2023, and $634.4 million, or 17.0%, compared to total average deposits of $3.7 billion for the third quarter of 2022. The average cost of deposits was 2.14% for the third quarter of 2023, representing a 37 bp and 184 bp increase from the second quarter of 2023 and the third quarter of 2022, respectively. We continue to face headwinds with respect to deposit pricing as customers in many product types have become increasingly rate sensitive. Our primary focus with respect to deposit strategy is stability, ensuring that our rates are competitive and our product mix satisfies the needs of our customers. Additionally, Mid Penn also maintains interest rate swaps to hedge the cash flows associated with existing brokered CDs to mitigate the impact of rising deposit costs.

The mix of deposits continues to shift as customers move funds from non-interest-bearing accounts to time deposits given prevailing thought that current rates are at highs. Time deposits represented 22.8% of total deposits at March 31, 2023, and increased to 31.0% at September 30, 2023. The mix of non-interest-bearing deposits declined during the quarter, representing approximately 18.4% of total deposits at September 30, 2023 compared to 19.4% at June 30, 2023 and 20.6% at both March 31, 2023. The average duration of the non-hedged time deposit portfolio is 12 months at September 30, 2023. We believe this positions us well to reprice the portfolio at lower rates in the future.
Asset Quality
On January 1, 2023, Mid Penn adopted ASU 2016-13, Financial Instruments - Credit Losses (ASC Topic 326): Measurement of Credit Losses on Financial Instruments, which replaces the incurred loss methodology, and is referred to as CECL. Results for reporting periods beginning after January 1, 2023, are presented under CECL, while prior period results are reported in accordance with the previously applicable incurred loss methodology.

The provision for credit losses on loans was $1.4 million for the three months ended September 30, 2023, an increase of $270 thousand compared to the provision for credit losses of $1.2 million for the three months ended June 30, 2023. The provision for credit losses on loans was $3.1 million for the nine months ended September 30, 2023, a decrease of $701 thousand compared to the provision for credit losses of $3.8 million for the nine months ended September 30, 2022. The ratio of allowance for credit losses to total loans increased to 0.82% at September 30, 2023, from 0.81% at June 30, 2023, primarily due to lower nonperforming individually-evaluated loans.

Total nonperforming assets were $14.7 million at September 30, 2023, compared to nonperforming assets of $16.3 million and $7.7 million at June 30, 2023, and September 30, 2022, respectively. The decrease during the third quarter of 2023 primarily related to payoffs on nonaccrual loans. Delinquency as a percentage of total loans was 0.30% at September 30, 2023.

Capital
Shareholders’ equity increased $16.6 million, or 3.24%, from $512.1 million as of December 31, 2022, to $528.7 million as of September 30, 2023. The increase was primarily due to the acquisition of Brunswick Bancorp in the second quarter of 2023. Regulatory capital ratios for both Mid Penn and its banking subsidiary indicate regulatory capital levels in excess of both the regulatory minimums and the levels necessary for the Bank to be considered "well capitalized" at September 30, 2023. Additionally, Mid Penn declared $3.2 million in dividends during the third quarter of 2023.
On May 11, 2023, Mid Penn’s Board of Directors reauthorized its treasury stock repurchase program ("Program") effective through May 11, 2024. The Program authorizes the repurchase of up to $15.0 million of Mid Penn’s outstanding common stock. There were no share repurchases during the three months ended September 30, 2023. During the nine months ended September 30, 2023, Mid Penn repurchased 204,379 shares of common stock at an average price of $22.41. As of September 30, 2023, Mid Penn repurchased 412,722 shares of common stock at an average price of $22.92 per share under the Program. The Program had $5.5 million remaining available for repurchase as of September 30, 2023.
Noninterest Income

For the three months ended September 30, 2023, noninterest income totaled $5.3 million, which was consistent with noninterest income of $5.2 million for the second quarter of 2023.

For the nine months ended September 30, 2023, noninterest income totaled $14.9 million, a decrease of $2.0 million, compared to noninterest income of $16.9 million for the nine months ended September 30, 2022. The decrease in noninterest income is primarily due to mortgage banking hedging activities. Given the rising interest rate environment and lower demand for mortgages, hedging the mortgage pipeline becomes more difficult and adds volatility to earnings.
Noninterest Expense

Noninterest expense totaled $29.9 million, a decrease of $5.6 million, or 15.8%, for the three months ended September 30, 2023, compared to noninterest expense of $35.5 million for the second quarter of 2023. Noninterest expense for the three months ended June 30, 2023, included $7.9 million of merger-related expenses, which is the primary driver of the decrease. Excluding merger related expenses, overall noninterest expense remained relatively flat for the third quarter of 2023 compared to the second quarter of 2023. For the nine months ended September 30, 2023, noninterest expense totaled $91.5 million, an increase of $17.1 million, or 23.0%, compared to noninterest expense of $74.4 million for the nine months ended September 30, 2022. Noninterest expense for the nine months ended September 30, 2023, includes $8.5 million of merger-related expenses.

The efficiency ratio(1) was 67.9% in the third quarter of 2023, compared to 65.4% in the second quarter of 2023, and 53.5% in the third quarter of 2022. Mid Penn is currently evaluating levels of noninterest expense for opportunities to reduce operating costs throughout the organization.
Subsequent Events
Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission ("SEC"). Accordingly, the financial information in this announcement is subject to change. The statements are valid only as of the date hereof and Mid Penn disclaims any obligation to update this information.

(1)Non-GAAP financial measure. Refer to the calculation on the section titled “Reconciliation of Non-GAAP Measures” at the end of this document.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; results of the regulatory examination and supervision process and oversight, including changes in monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; the availability of financial resources in the amounts, at the times and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in legacy Mid Penn and Brunswick markets; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the ability to complete the integration of Mid Penn and Brunswick successfully; the dilution caused by Mid Penn’s issuance of additional shares of its capital stock in connection with the transaction; and other factors that may affect the future results of Mid Penn.
For a more detailed description of these and other factors which would affect our results, please see Mid Penn’s filings with the SEC, including those risk factors identified in the "Risk Factors" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent filings with the SEC. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

SUMMARY FINANCIAL HIGHLIGHTS (Unaudited):

(Dollars in thousands, except per share data)	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022
Ending Balances:
Investment securities	$620,038	$634,038	$633,831	$637,802	$644,765
Loans, net of unearned interest	4,111,653	4,001,922	3,580,082	3,495,162	3,303,977
Total assets	5,215,963	5,088,813	4,583,465	4,497,954	4,333,903
Total deposits	4,381,616	4,286,686	3,878,081	3,778,331	3,729,596
Shareholders' equity	528,711	525,888	510,793	512,099	499,105
Average Balances:
Investment securities	619,071	630,750	636,151	640,792	626,447
Loans, net of unearned interest	4,053,514	3,808,717	3,555,375	3,395,308	3,237,587
Total assets	5,106,103	4,827,786	4,520,869	4,381,213	4,339,783
Total deposits	4,361,067	4,057,605	3,782,990	3,727,287	3,726,658
Shareholders' equity	529,067	504,535	510,857	505,769	502,082

	Three Months Ended
Income Statement:	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022
Net interest income	$37,480	$36,444	$36,049	$38,577	$39,409
Provision for credit losses	1,427	1,157	490	525	1,550
Noninterest income	5,346	5,220	4,325	6,714	5,963
Noninterest expense	29,889	35,529	26,070	25,468	24,715
Income before provision for income taxes	11,510	4,978	13,814	19,298	19,107
Provision for income taxes	2,274	142	2,587	3,579	3,626
Net income available to shareholders	9,236	4,836	11,227	15,719	15,481
Net income excluding non-recurring expenses (1)	9,514	11,112	11,404	15,951	15,481

Per Share:
Basic earnings per common share	$0.56	$0.29	$0.71	$0.99	$0.97
Diluted earnings per common share	0.56	0.29	0.70	0.99	0.97
Cash dividends declared	0.20	0.20	0.20	0.20	0.20
Book value per common share	31.89	31.74	32.15	32.24	31.42
Tangible book value per common share (1)	23.63	23.48	24.52	24.59	23.80

Asset Quality:
Net charge-offs (recoveries) to average loans (annualized)	0.001%	0.018%	0.013%	0.006%	(0.007%)
Non-performing loans to total loans	0.33	0.39	0.38	0.25	0.23
Non-performing asset to total loans and other real estate	0.36	0.40	0.39	0.25	0.23
Non-performing asset to total assets	0.28	0.32	0.31	0.21	0.18
ACL on loans to total loans	0.82	0.81	0.87	0.54	0.56
ACL on loans to nonperforming loans	245.91	205.65	225.71	220.82	242.23

Profitability:
Return on average assets	0.72%	0.40%	1.01%	1.42%	1.42%
Return on average equity	6.93	3.84	8.91	12.33	12.23
Return on average tangible common equity (1)	9.72	5.53	11.97	16.61	16.55
Net interest margin	3.16	3.29	3.49	3.80	3.92
Efficiency ratio (1)	67.88	65.40	63.16	54.59	53.46

Capital Ratios:
Tier 1 Capital (to Average Assets) (2)	8.4%	9.6%	9.2%	10.7%	9.6%
Common Tier 1 Capital (to Risk Weighted Assets) (2)	9.7	10.7	10.8	12.5	11.4
Tier 1 Capital (to Risk Weighted Assets) (2)	9.7	10.7	10.8	12.5	11.7
Total Capital (to Risk Weighted Assets) (2)	11.7	11.5	13.1	14.5	13.8
(1)Non-GAAP financial measure. Refer to the calculation on the section titled “Reconciliation of Non-GAAP Measures” at the end of this document.
(2)Regulatory capital ratios as of September 30, 2023 are preliminary and prior periods are actual.

CONSOLIDATED BALANCE SHEETS (Unaudited):

(In thousands, except share data)	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022
ASSETS
Cash and due from banks	$52,509	$70,832	$51,158	$53,368	$76,018
Interest-bearing balances with other financial institutions	12,739	13,332	4,996	4,405	4,520
Federal funds sold	52,851	9,711	6,017	3,108	14,140
Total cash and cash equivalents	118,099	93,875	62,171	60,881	94,678
Investment Securities:
Held to maturity, at amortized cost	401,561	404,831	396,784	399,494	402,142
Available for sale, at fair value	218,064	228,774	236,609	237,878	242,195
Equity securities available for sale, at fair value	413	433	438	430	428
Loans held for sale	4,270	7,258	2,677	2,475	5,997
Loans, net of unearned interest	4,145,657	4,034,510	3,611,347	3,514,119	3,322,457
Less: Allowance for credit losses	(34,004)	(32,588)	(31,265)	(18,957)	(18,480)
Net loans	4,111,653	4,001,922	3,580,082	3,495,162	3,303,977

Premises and equipment, net	38,849	39,230	34,191	34,471	33,854
Operating lease right of use asset	8,693	9,106	8,414	8,798	8,352
Finance lease right of use asset	2,773	2,817	2,862	2,907	2,952
Cash surrender value of life insurance	54,209	53,931	50,928	50,674	50,419
Restricted investment in bank stocks	13,554	11,646	8,041	8,315	4,595
Accrued interest receivable	24,230	19,626	19,205	18,405	15,861
Deferred income taxes	25,509	24,309	15,548	13,674	16,093
Goodwill	129,897	129,403	114,231	114,231	113,871
Core deposit and other intangibles, net	6,970	7,453	6,916	7,260	7,215
Foreclosed assets held for sale	905	489	248	43	49
Other assets	56,314	53,710	44,120	42,856	31,225
Total Assets	$5,215,963	$5,088,813	$4,583,465	$4,497,954	$4,333,903

LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$804,785	$830,479	$797,038	$793,939	$863,037
Interest-bearing transaction accounts	2,217,885	2,180,312	2,197,216	2,325,847	2,414,272
Time	1,358,946	1,275,895	883,827	658,545	452,287
Total Deposits	4,381,616	4,286,686	3,878,081	3,778,331	3,729,596

Short-term borrowings	139,000	112,442	88,000	102,647	—
Long-term debt	58,992	58,982	4,316	4,409	4,501
Subordinated debt and trust preferred securities	46,501	46,648	56,794	56,941	66,357
Operating lease liability	9,097	9,894	9,270	9,725	10,261
Accrued interest payable	14,657	11,115	5,809	2,303	1,841
Other liabilities	37,389	37,158	30,402	31,499	22,242
Total Liabilities	4,687,252	4,562,925	4,072,672	3,985,855	3,834,798

Shareholders' Equity:
Common stock, par value $1.00 per share; 40.0 million shares authorized	16,993	16,980	16,098	16,094	16,091
Additional paid-in capital	405,341	404,902	387,332	386,987	386,452
Retained earnings	137,199	131,271	129,617	133,114	120,572
Accumulated other comprehensive loss	(21,362)	(17,805)	(17,374)	(19,216)	(19,130)
Treasury stock	(9,460)	(9,460)	(4,880)	(4,880)	(4,880)
Total Shareholders’ Equity	528,711	525,888	510,793	512,099	499,105
Total Liabilities and Shareholders' Equity	$5,215,963	$5,088,813	$4,583,465	$4,497,954	$4,333,903

CONSOLIDATED STATEMENTS OF INCOME (Unaudited):

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except per share data)	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Sep. 30, 2023	Sep. 30, 2022
INTEREST INCOME
Loans, including fees	$58,792	$52,094	$45,865	$42,492	$38,484	$156,751	$107,764
Investment securities:
Taxable	4,106	3,962	3,874	3,784	3,382	11,942	8,168
Tax-exempt	382	391	389	390	392	1,162	1,107
Other interest-bearing balances	86	83	53	36	12	222	33
Federal funds sold	51	49	45	40	736	145	1,786
Total Interest Income	63,417	56,579	50,226	46,742	43,006	170,222	118,858
INTEREST EXPENSE
Deposits	23,559	17,927	12,001	6,995	2,836	53,487	7,149
Short-term borrowings	1,584	1,507	1,490	441	—	4,581	—
Long-term and subordinated debt	794	701	686	729	761	2,181	2,453
Total Interest Expense	25,937	20,135	14,177	8,165	3,597	60,249	9,602
Net Interest Income	37,480	36,444	36,049	38,577	39,409	109,973	109,256
PROVISION FOR CREDIT LOSSES	1,427	1,157	490	525	1,550	3,074	3,775
Net Interest Income After Provision for Credit Losses	36,053	35,287	35,559	38,052	37,859	106,899	105,481
NONINTEREST INCOME
Fiduciary and wealth management	1,296	1,204	1,236	1,085	1,729	3,736	3,986
ATM debit card interchange	986	998	1,056	1,099	1,078	3,040	3,263
Service charges on deposits	509	514	435	461	483	1,458	1,617
Mortgage banking	382	287	384	237	536	1,053	1,370
Mortgage hedging	67	128	20	150	217	215	1,321
Net gain on sales of SBA loans	85	128	—	—	152	213	262
Earnings from cash surrender value of life insurance	278	292	254	255	250	824	758
Other	1,743	1,669	940	3,427	1,518	4,352	4,366
Total Noninterest Income	5,346	5,220	4,325	6,714	5,963	14,891	16,943
NONINTEREST EXPENSE
Salaries and employee benefits	15,259	15,027	13,844	13,434	13,583	44,130	39,167
Software licensing and utilization	2,085	2,070	1,946	1,793	1,804	6,101	5,731
Occupancy, net	1,761	1,750	1,886	1,812	1,634	5,397	5,088
Equipment	1,292	1,248	1,251	1,249	1,121	3,791	3,244
Shares tax	808	751	899	160	920	2,458	2,626
Legal and professional fees	890	602	800	900	528	2,292	1,861
ATM/card processing	641	532	493	534	518	1,666	1,605
Intangible amortization	484	461	344	496	514	1,289	1,516
FDIC Assessment	1,746	684	340	243	254	2,770	1,351
(Gain) loss on sale or write-down of foreclosed assets, net	(18)	(126)	—	(45)	(57)	(144)	(88)
Merger and acquisition	352	4,992	224	294	—	5,568	—
Post-acquisition restructuring	—	2,952	—	—	—	2,952	329
Other	4,589	4,586	4,043	4,598	3,896	13,218	11,945
Total Noninterest Expense	29,889	35,529	26,070	25,468	24,715	91,488	74,375
INCOME BEFORE PROVISION FOR INCOME TAXES	11,510	4,978	13,814	19,298	19,107	30,302	48,049
Provision for income taxes	2,274	142	2,587	3,579	3,626	5,003	8,962
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$9,236	$4,836	$11,227	$15,719	$15,481	$25,299	$39,087

PER COMMON SHARE DATA:
Basic Earnings Per Common Share	$0.56	$0.29	$0.71	$0.99	$0.97	$1.56	$2.45
Diluted Earnings Per Common Share	$0.56	$0.29	$0.70	$0.99	$0.97	$1.56	$2.45
Cash Dividends Declared	$0.20	$0.20	$0.20	$0.20	$0.20	$0.60	$0.60

CONSOLIDATED – AVERAGE BALANCE SHEET AND NET INTEREST INCOME ANALYSIS (Unaudited):

	Average Balances, Income and Interest Rates on a Taxable Equivalent Basis
	For the Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
(Dollars in thousands)	Average Balance	Interest (1)	Yield/ Rate	Average Balance	Interest (1)	Yield/ Rate	Average Balance	Interest (1)	Yield/ Rate
ASSETS:
Interest Bearing Balances	$12,804	$86	2.66%	$7,777	$83	4.28%	$5,583	$12	0.85%
Investment Securities:
Taxable	541,403	3,846	2.82	551,832	3,783	2.75	546,439	3,369	2.45
Tax-Exempt	77,668	382	1.95	78,918	495	2.52	80,008	496	2.46
Total Securities	619,071	4,228	2.71	630,750	4,278	2.72	626,447	3,865	2.45

Federal Funds Sold	8,260	51	2.45	6,035	49	3.26	131,089	736	2.23
Loans, Net of Unearned Interest	4,053,514	58,792	5.75	3,808,717	52,192	5.50	3,237,587	38,573	4.73
Restricted Investment in Bank Stocks	10,968	260	9.40	10,177	179	7.05	4,322	13	1.19
Total Earning Assets	4,704,617	63,417	5.35	4,463,456	56,781	5.10	4,005,028	43,199	4.28

Cash and Due from Banks	77,122			70,378			69,751
Other Assets	324,364			293,953			265,004
Total Assets	$5,106,103			$4,827,787			$4,339,783

LIABILITIES & SHAREHOLDERS' EQUITY:
Interest-bearing Demand	$960,052	$3,899	1.61%	$936,687	$3,216	1.38%	$1,072,496	$873	0.32%
Money Market	929,036	5,969	2.55	929,774	5,104	2.20	994,446	1,097	0.44
Savings	308,732	60	0.08	319,728	64	0.08	352,024	43	0.05
Time	1,308,945	13,631	4.13	1,061,276	9,543	3.61	464,273	823	0.70
Total Interest-bearing Deposits	3,506,765	23,559	2.67	3,247,465	17,927	2.21	2,883,239	2,836	0.39

Short term borrowings	64,282	1,585	9.78	94,067	1,507	6.43	—	—	—
Long-term debt	76,515	332	1.72	54,347	194	1.43	4,537	150	13.12
Subordinated debt and trust preferred securities	46,377	461	3.94	47,782	507	4.26	69,523	611	3.49
Total Interest-bearing Liabilities	3,693,939	25,937	2.79	3,443,661	20,135	2.35	2,957,299	3,597	0.48

Noninterest-bearing Demand	854,302			810,140			843,419
Other Liabilities	28,795			69,451			36,983
Shareholders' Equity	529,067			504,535			502,082
Total Liabilities & Shareholders' Equity	$5,106,103			$4,827,787			$4,339,783

Net Interest Income (taxable equivalent basis)		$37,480			$36,646			$39,602
Taxable Equivalent Adjustment		80			(202)			(193)
Net Interest Income		$37,560			$36,444			$39,409

Total Yield on Earning Assets			5.35%			5.10%			4.28%
Rate on Supporting Liabilities			2.79			2.35			0.48
Average Interest Spread			2.56			2.76			3.80
Net Interest Margin			3.16			3.29			3.92
(1)Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowance.

ALLOWANCE FOR CREDIT LOSSES AND ASSET QUALITY (Unaudited):

(Dollars in thousands)	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022
Allowance for Credit Losses on Loans:
Beginning balance	$32,588	$31,265	$18,957	$18,480	$16,876

Impact of adopting CECL	—	—	11,931	—	—
Purchase credit deteriorated loans	—	336	—	—	—

Loans Charged off
Commercial real estate	—	—	(16)	(7)	—
Commercial and industrial	—	(109)	(111)	—	(1)
Construction	—	—	—	—	—
Residential mortgage	—	—	(4)	(23)	(3)
Consumer	(32)	(65)	(19)	(20)	(11)
Total loans charged off	(32)	(174)	(150)	(50)	(15)
Recoveries of loans previously charged off
Commercial real estate	—	—	—	—	63
Commercial and industrial	—	—	—	—	—
Construction	—	—	—	—	—
Residential mortgage	7	—	30	—	—
Consumer	14	4	7	2	6
Total recoveries	21	4	37	2	69
Balance before provision	32,577	31,431	30,775	18,432	16,930
Provision for credit losses	1,427	1,157	490	525	1,550
Balance, end of quarter	$34,004	$32,588	$31,265	$18,957	$18,480

Nonperforming Assets
Total nonperforming loans	13,828	15,846	13,909	8,585	7,629

Foreclosed real estate	905	489	248	43	49
Total nonperforming assets	14,733	16,335	14,157	8,628	7,678

Accruing loans 90 days or more past due	12	9	7	654	633
Total risk elements	$14,745	$16,344	$14,164	$9,282	$8,311
PPP Summary

(Dollars in thousands)	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022

PPP loans, net of deferred fees	$1,547	$1,633	$1,752	$2,600	$2,800

PPP Fees recognized	$3	$3	$5	$29	$99

RECONCILIATION OF NON-GAAP MEASURES (Unaudited)
Explanatory note: This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Mid Penn’s management uses these non-GAAP financial measures in their analysis of Mid Penn’s performance. For tangible book value, the most directly comparable financial measure calculated in accordance with GAAP is book value. We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing tangible book value. Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances or non-deductible portions of the non-GAAP adjustments. Non-PPP core banking loans are meaningful to investors as they are indicative of portfolio loans and related growth from traditional bank activities and excludes short-term or nonrecurring loans from special programs like the PPP. Adjusted earnings per common share excludes from income available to common shareholders certain expenses related to significant non-core activities, including merger-related expenses, net of income taxes. For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity. The efficiency ratio is often used by management to measure its noninterest expense as a percentage of its revenue. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Mid Penn’s results and financial condition as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding Mid Penn’s ongoing operating results. This supplemental presentation should not be construed as an inference that Mid Penn’s future results will be unaffected by similar adjustments to be determined in accordance with GAAP. The reconciliation of the non-GAAP to comparable GAAP financial measures can be found in the tables below.
Tangible Book Value Per Share

(Dollars in thousands, except per share data)	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022

Shareholders' Equity	$528,711	$525,888	$510,793	$512,099	$499,105
Less: Goodwill	129,897	129,403	114,231	114,231	113,871
Less: Core Deposit and Other Intangibles	6,970	7,453	6,916	7,260	7,215
Tangible Equity	$391,844	$389,032	$389,646	$390,608	$378,019

Common Shares Outstanding	16,580,347	16,567,578	15,890,011	15,886,143	15,882,853

Tangible Book Value per Share	$23.63	$23.48	$24.52	$24.59	$23.80
Non-PPP Core Banking Loans

(Dollars in thousands)	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022

Loans, net of unearned interest	$4,145,657	$4,034,510	$3,611,347	$3,514,119	$3,322,457
Less: PPP loans, net of deferred fees	1,547	1,633	1,752	2,600	2,800
Non-PPP core banking loans	$4,144,110	$4,032,877	$3,609,595	$3,511,519	$3,319,657

Adjusted Earnings Per Common Share Excluding Non-Recurring Expenses

	Three Months Ended
(Dollars in thousands, except per share data)	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022

Net Income Available to Common Shareholders	$9,236	$4,836	$11,227	$15,719	$15,481
Plus: Merger and Acquisition Expenses	352	7,944	224	294	—
Less: Tax Effect of Merger and Acquisition Expenses	74	1,668	47	62	—
Net Income Excluding Non-Recurring Expenses	$9,514	$11,112	$11,404	$15,951	$15,481

Weighted Average Shares Outstanding	16,571,825	16,235,106	15,886,186	15,883,003	15,877,592

Adjusted Earnings Per Common Share Excluding Non-Recurring Expenses	$0.57	$0.68	$0.72	$0.99	$0.97
Return on Average Tangible Common Equity

	Three Months Ended
(Dollars in thousands)	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022

Net income available to common shareholders	$9,236	$4,836	$11,227	$15,719	$15,481
Plus: Intangible amortization, net of tax	382	364	272	392	406
	$9,618	$5,200	$11,499	$16,111	$15,887

Average shareholders' equity	$529,067	$504,535	$510,857	$505,769	$502,082
Less: Average goodwill	129,428	120,284	114,231	113,879	113,835
Less: Average core deposit and other intangibles	7,210	7,016	7,129	6,966	7,465
Average tangible shareholders' equity	$392,429	$377,235	$389,497	$384,924	$380,782

Return on average tangible common equity	9.72%	5.53%	11.97%	16.61%	16.55%
Efficiency Ratio

	Three Months Ended
(Dollars in thousands)	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022

Noninterest expense	$29,889	$35,529	$26,070	$25,468	$24,715
Less: Merger and acquisition expenses	352	7,944	224	294	—
Less: Intangible amortization	484	461	344	496	514
Less: (Gain) loss on sale or write-down of foreclosed assets, net	(18)	(126)	—	(45)	(57)
Efficiency ratio numerator	$29,071	$27,250	$25,502	$24,723	$24,258

Net interest income	37,480	36,444	36,049	38,577	39,409
Noninterest income	5,346	5,220	4,325	6,714	5,963
Efficiency ratio denominator	$42,826	$41,664	$40,374	$45,291	$45,372

Efficiency ratio	67.88%	65.40%	63.16%	54.59%	53.46%